UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 424-4515
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Appointment

AdaptHealth Corp. (the “Company”) announced today that Toby Scott Barnhart, age 56, has been appointed to serve as the Chief Operating Officer of the Company, effective as of September 23, 2024 (the “Start Date”).

Since September 2022, Mr. Barnhart has served as the Chief Operating Officer of Qurate Retail Group (“Qurate”), a world leader in video commerce across linear TV, ecommerce sites, digital streaming and social platforms. Prior to Qurate, Mr. Barnhart served as president of Global Medical Products & Supply Chain at Cardinal Health from July of 2018 to December of 2021 and as President, Global Supply Chain & Group Purchasing Organizations at Aramark from April of 2014 to July of 2018. Mr. Barnhart also held senior supply chain positions at Conagra Brands and Diageo from September 2002 to April 2014. Early in his career, Mr. Barnhart advised other global companies as a consultant at PwC and E&Y. Mr. Barnhart serves on the Board of Directors of Common Threads. Scott earned his bachelor’s degree from Purdue University and his MBA from the Kellogg School of Management at Northwestern University. Mr. Barnhart has significant international business leadership experience in global supply chain, manufacturing, procurement, customer service and product portfolio management at multiple Fortune 500 brands and similarly sized corporations.

There are no arrangements or understandings between Mr. Barnhart and any other person pursuant to which Mr. Barnhart was selected as an officer, and there are no family relationships between Mr. Barnhart and any of the Company’s directors or executive officers. Mr. Barnhart does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

On August 1, 2024, the Company entered into an employment agreement with Mr. Barnhart (the “COO Employment Agreement”) that will govern the terms of his employment as the Chief Operating Officer of the Company from and after the Start Date. Pursuant to the terms of the COO Employment Agreement, Mr. Barnhart is entitled to receive an annual base salary of $600,000 and, commencing with the Company’s 2025 fiscal year, is eligible to receive a target annual incentive bonus equal to 100% of his base salary, with the actual bonus ranging from 0-200% of the target annual incentive bonus based on the achievement of annual company and individual performance objectives for such fiscal year. For the Company’s 2024 fiscal year, Mr. Barnhart will be eligible for a target annual incentive bonus (the “2024 Target Bonus Amount”) equal to the product of (i) $600,000 multiplied by (ii) a fraction, the numerator of which is the number of days elapsed during the 2024 fiscal year from and after the Start Date and the denominator of which is 366, with the actual bonus payable in respect of the Company’s 2024 fiscal year determined based upon the achievement of the annual company performance objectives for such fiscal year as previously approved by the compensation committee of the Board (the “Compensation Committee”); provided, that such actual bonus payable in respect of the Company’s 2024 fiscal year shall not be less than the Target 2024 Bonus Amount.

As an inducement for Mr. Barnhart to join the Company, effective as of the Start Date, the Company will grant Mr. Barnhart restricted stock units (“RSUs”) covering a number of shares of the Company’s common stock with a value of $1,000,000 (determined in a manner consistent with the Company’s historic practices (the “Inducement RSUs”)), which will vest in equal installments annually over three years, subject to continued employment. Mr. Barnhart will also be eligible for additional equity awards commencing in 2025 covering a number of shares of the Company’s common stock with a value of $1,300,000 (determined in a manner consistent with the Company’s historic practices).

Pursuant to the COO Employment Agreement, if Mr. Barnhart’s employment is terminated (x) by the Company without “cause” or (y) by Mr. Barnhart for “good reason” (as such terms are defined in the COO Employment Agreement) (either such termination, a “qualifying termination”), subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with certain restrictive covenants (described below), Mr. Barnhart will be entitled to (i) any earned but unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, (ii) continued payment of base salary for a period of 18 months following such date of termination, (iii) an amount equal to 1.5 times his then-current target annual bonus, payable in substantially equal installments during the 18-month period following such date of termination in accordance with regular payroll practices, (iv) to the extent then-unvested, continued vesting of the Inducement RSUs during the 18-month period following termination without regard to a continued employment requirement, and (v) 18 months’ continuation of health insurance coverage pursuant to COBRA at the same rate which applies for active employees.

If Mr. Barnhart’s employment is terminated by the Company without cause within the 24-month period following a “change in control” (as such term defined in the COO Employment Agreement), all then-outstanding and unvested equity awards held by Mr. Barnhart will vest as of the date of such termination, with awards subject to performance-vesting conditions vesting based on actual performance through the termination date (or, at target performance if not determinable), subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with certain restrictive covenants.

In connection with the COO Employment Agreement, Mr. Barnhart also entered into a restrictive covenant agreement, which includes a non-compete covenant that applies during employment and for 18 months thereafter, non-solicit covenants that apply during employment and for 24 months thereafter, and indefinite confidentiality, non-disparagement, publicity, and invention assignment covenants.

The foregoing description of the COO Employment Agreement is qualified in its entirety by reference to the full text of the COO Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Shaw Rietkerk Transition Agreement

As previously disclosed, on August 19, 2024, the Company announced that Shaw Rietkerk will transition to a new position as the Company’s Chief Business Officer effective on or before September 23, 2024 (the “Transition Date”), following which Mr. Rietkerk will no longer serve as the Company’s Chief Operating Officer. The Company and Mr. Rietkerk have agreed that Mr. Rietkerk will serve as Chief Business Officer of the Company from the Transition Date until March 31, 2025 (the “Scheduled Separation Date”) or such earlier date on which Mr. Rietkerk’s employment is terminated by the Company other than for cause (as defined in the Offer Letter (as defined below)) (the “Separation Date,” and the period from the Transition Date through the date on which Mr. Rietkerk’s employment is terminated, the “Transition Period”).

In connection with foregoing, the Company entered into a transition agreement with Mr. Rietkerk, dated August 21, 2024 (the “Transition Agreement”), pursuant to which Mr. Rietkerk will continue to provide services and his expertise to the Company during the Transition Period. Pursuant to the Transition Agreement, Mr. Rietkerk agreed to waive his right to receive the 2024 target annual cash bonus opportunity and the contractual severance set forth in his Offer Letter with the Company, dated August 3, 2020 (as amended on September 22, 2023 and December 18, 2023) (the “Offer Letter”). In consideration of the foregoing, provided that Mr. Rietkerk performs his duties in good faith during the Transition Period, does not voluntarily resign and is not terminated by the Company for cause prior to the Scheduled Separation Date, as of the Separation Date, Mr. Rietkerk is entitled to (i) an amount equal to $750,000, (ii) subsidized COBRA coverage at the active employee rate for the twelve (12) month period following the Separation Date, and (iii) continued vesting in his then-outstanding equity awards granted pursuant to the Plan (as defined below) through the Scheduled Separation Date. Pursuant to the Transition Agreement, provided that Mr. Rietkerk does not voluntarily resign and is not terminated by the Company for cause prior to the Scheduled Separation Date, the parties further agreed to treat Mr. Rietkerk’s separation as a termination by the Company without “cause” as of the Separation Date for purposes of any outstanding equity awards granted pursuant to the Company’s Second Amended and Restated 2019 Stock Incentive Plan or any predecessor thereof (the “Plan”) and that his then-outstanding equity awards will be treated in accordance with the terms of the Plan. Pursuant to the Transition Agreement, Mr. Rietkerk has provided the Company with a general release of claims (subject to customary exceptions, including for rights to indemnification protection, vested benefits and benefits pursuant to the Transition Agreement) which will be reaffirmed on or following the Separation Date and has reaffirmed the restrictive covenants set forth in the Restrictive Covenant Agreement that he executed on August 3, 2020 in favor of the Company and its affiliates.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

The Company issued a press release earlier today announcing the appointment of Mr. Barnhart as Chief Operating Officer, as described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between AdaptHealth Corp. and Toby Scott Barnhart, dated August 1, 2024.
10.2	Transition Agreement by and between AdaptHealth Corp. and Shaw Rietkerk, dated August 21, 2024.
99.1	Press Release dated August 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 26, 2024

AdaptHealth Corp.

By:	/s/Jonathan Bush
Name: Jonathan B. Bush
Title: General Counsel